Filed Pursuant to Rule 424(b)(5)
                                   Registration No. 33-52301


PRICING SUPPLEMENT NO.   22    DATED   November 9, 1995
(To Prospectus dated February 25, 1994 and Prospectus Supplement dated March 24, 1994)

General American Transportation Corporation

Medium-Term Notes, Series E
Due Nine Months or More From Date of Issue


FIXED RATE NOTES

Principal Amount:  $10,000,000.00                      Issue Price:  100%

Original Issue Date: November 13, 1995  Stated Maturity Date: November 13, 2000

Form:      X  Book-Entry      Certificated
        -----            -----
Interest Rate:  6.32%

Interest Payment Dates:
 Semi-annually on each June 15 and December 15, commencing December 15, 1995

Optional Interest Rate Reset:       Yes   X  No
                               -----    -----
     Optional Reset Dates:

Optional Extension of Maturity:        Yes      X  No
                                  -----       -----
     Extension Period:
     Number of Extension Periods:
     Final Maturity Date:

Redemption, Optional Repayment and/or Other Provisions (if applicable):

     The Notes are not repayable at the option of the holder prior to maturity and are not subject to mandatory or optional redemption.

Salomon Brothers Inc

Acting as:           Agent              100% price to purchaser(s)
                -----
                 X   Principal           To be reoffered to the public
               -----               ----- initially at 100%
                                       X To be reoffered at varying prices
                                    -----related to prevailing market prices
                                    -----To be reoffered to dealers with a
                                         reallowance not to exceed     % of the
                                         Commission or Fee        -----